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                                                                     EXHIBIT 4.1

                          Generation Capital Associates
                              1085 Riverside Trace
                                Atlanta, GA 30328
                        Tel 404/303-8450 Fax 404/257-9125

                 Integrated Business Systems and Services, Inc.
                              1601 Shop Road, Ste E
                              Columbia, S.C. 29201
                        Tel 803/736-5595 Fax 803/736-7735

                          Securities Purchase Agreement

1. Amount of Financing     $250,000 (Purchase Amount).

2. Purchaser(s)            Generation Capital Associates (GCA) and other
                           accredited investors (collectively Purchaser(s)), and their transferees and assigns (Holder(s)).

3. Securities - Units      312,500 Units (Units) each unit consisting of 4
                           shares of Integrated Business Systems, Inc. (IBSS)
                           Convertible Preferred Stock (IBSS Preferred Stock) and 3 warrants (IBSS Warrants). One share of IBSS
                           Preferred Stock is convertible into one share of IBSS common stock. One IBSS Warrant is exercisable into one share of IBSS Common Stock. The per unit purchase price (Unit Purchase Price) shall be $0.80

   Preferred Stock         The IBSS Preferred Stock shall have a liquidation
                           value of $0.20 per share, an initial annual 8 % dividend, payable quarterly, shall be non-voting, shall be non-redeemable, and shall contain customary anti-dilution provisions, which shall not apply to the conversion and/or exercise of any convertible instruments, options or warrants outstanding on the Execution Date, or securities issued pursuant to any stock option plans in effect as of the Closing Date.
                           The IBSS Preferred Stock shall be convertible into IBSS common stock (IBSS Conversion Shares). If the
                           IBSS Conversion Shares have not been registered for resale with a current prospectus available on or before 90 days from the Closing Date (as defined in Section 10 (c)) the dividend shall be increased to twenty-five per cent (25%) per year effective on such date until such registration is effective with a current prospectus available, at which time the dividend rate shall be reduced to 2 % per year.

   Warrants The strike price of the IBSS Warrants shall be $.40 per share. The IBSS Warrants shall be exercisable for five years commencing from the Closing Date (as defined in Section 10(c)) and shall contain customary anti-dilution provisions, which shall not apply to the conversion and/or exercise of any convertible instruments, options or warrants outstanding on the Execution Date, or securities issued pursuant to any stock option plans in effect as of the Closing Date. The IBSS Warrants shall be exercisable for cash; provided however, commencing one year from the Execution Date, the IBSS Warrants shall be "cashless exercise," at the option of the Holder(s), unless the underlying shares (IBSS Warrants Shares) may be sold without restriction pursuant to an effective registration statement with current prospectus available.

4. Document                IBSS shall pay to GCA a document preparation fee of
                           $1,000.00 in the form of

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Preparation Fee            62,500 IBSS Warrants (IBSS Document Preparation
                           Warrants). The IBSS common stock issuable upon exercise of the IBSS Document Preparation Warrants is the IBSS Document Preparation Warrants Shares.

5. Limitations             No Purchaser(s) or Holder(s) of IBSS Preferred Stock,
                           IBSS Warrants, or IBSS Document Preparation Warrants shall be permitted to convert IBSS Preferred Stock into IBSS common stock and/or to exercise any IBSS
                           Warrants or IBSS Document Preparation Warrants to the extent that, after giving effect to such conversion and/or exercise, any such Purchasers(s) or Holder(s) would be the beneficial owner of more than 5% of the then outstanding IBSS common stock. This limitation shall not be deemed to prevent any Purchaser(s) or Holder(s) from acquiring an aggregate of more than 5% of IBSS common stock resulting from such conversion or exercise, so long as such Purchaser(s) or Holder(s) does not own more than 5% at any given time.

6. Registration            IBSS shall file a registration statement (GCA
                           Registration Statement) for the resale of all of the securities issued pursuant to this Agreement within thirty (30) days following the Closing Date; and it shall use its best efforts to cause the GCA
                           Registration Statement to become effective as soon thereafter as possible. If the GCA Registration
                           Statement is not filed within thirty (30) days of the Closing Date (as defined in Section 10(c)) and/or is not effective within one hundred twenty (120) days following the Closing Date with a current prospectus available, the exercise price of the IBSS Warrants and the IBSS Document Preparation Warrants shall be reduced by $0.05 for the first month or part thereof of such late filing and/or late effectiveness and $0.03 for each month or part thereof thereafter, but shall not be less than $0.05 per share; furthermore, IBSS shall issue additional shares of its common stock (Additional Shares) equal to 2% of each Holder(s)' number of shares of IBSS Preferred Stock for each such month or part thereof. These Additional
                           Shares shall be registered in the GCA Registration
                           Statement.

7. Escrow                  David A. Rapaport, General Counsel of GCA, shall act
                           as Escrow Agent for the Purchase Amount, the IBSS
                           Preferred Stock, the IBSS Conversion Shares, the IBSS
                           Warrants, the IBSS Document Preparation Warrants, the
                           IBSS Warrants Shares, the IBSS Document Preparation
                           Warrants Shares, and the Additional Shares. The address of the Escrow Agent is 333 Sandy Springs
                           Circle, Suite 230, Atlanta, GA 30328 (Tel
                           404/257-9150, Fax 404/257-9125).

8. Accuracy of IBSS        IBSS represents and warrants that its filings
SEC Filings                with the SEC in the last two years are true and
                           complete and do not omit any material information or fail to include any information which is necessary to make the information set forth therein not misleading.

9. Execution Date.         This Agreement shall not be valid unless GCA and
                           Escrow Agent have received a facsimile copy of the Agreement signed by IBSS by November 21, 2003 and have each in turn signed the Agreement within two business days of such receipt. The date on which the last signature is affixed shall be the "Execution
                           Date."

10. Closing Schedule       (a) Within five business days following the Execution
                           Date, Purchaser(s) shall deposit the Purchase Amount in good funds with Escrow Agent.

                           (b) Within five business days following the Execution Date, IBSS shall deposit the

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                           following items with Escrow Agent (IBSS Escrow
                           Deposit Items):

                                    (i) certificates for 1,250,000 shares of
                           IBSS Preferred Stock, as a deposit for delivery to Purchaser(s) and/or Holder(s) of the IBSS Preferred Stock (Escrow Preferred Shares), registered in the name of Purchaser(s).

                                    (ii) 937,500 executed IBSS Warrants,
                           registered in the name of Purchaser(s); 62,500 executed IBSS Document Preparation Warrants, registered in the name of GCA.

                                    (iii) certificate(s) for 1,250,000 shares of
                           IBSS common stock as a deposit for delivery of the IBSS Conversion Shares (Escrow Conversion Shares) to Holder(s) upon conversion of the IBSS Preferred Stock, registered in the name of Escrow Agent.

                                    (iv) certificate(s) for 1,000,000 shares of
                           IBSS common stock as a deposit for delivery of the 937,500 IBSS Warrants Shares to Holder(s) upon exercise of the IBSS Warrants; and for delivery of the 62,500 IBSS Document Preparation Warrants Shares to GCA upon exercise of the Document Preparation Warrants. The IBSS Warrants Shares and the IBSS Document Preparation Warrants Shares (Escrow Warrants Shares) shall be registered in the name of Escrow Agent.

                                    (v) certificates for 525,000 shares of IBSS
                           common stock as a deposit for delivery to Holder(s) of any Additional Shares which shall be registered in the name of Escrow Agent.

                           (c) Within two business days of the receipt of the Purchase Amount from Purchaser(s) and the IBSS Escrow Deposit Items from IBSS, Escrow Agent shall deliver: the Purchase Amount to IBSS; the IBSS Preferred Shares and the IBSS Warrants to Purchaser(s); the IBSS Document Preparation Warrants to GCA. The date upon which the Escrow Agent wires the Purchase Amount to IBSS is the Closing Date.

                           (d) Upon conversion of any IBSS Preferred Shares, the Escrow Agent shall deliver the appropriate number of Escrow Conversion Shares to the converting person, and shall deliver the certificates for the cancelled IBSS Preferred Shares to IBSS.

                           (e) Upon exercise of any IBSS Warrants and/or any IBSS Document Preparation Warrants, the Escrow Agent shall deliver the appropriate number of Escrow Warrant Shares to the exercising person. Within five business days following the expiration of the IBSS Warrants, the IBSS Document Preparation Warrants and the IBSS Placement Agent Warrants, Escrow Agent shall return to IBSS any excess Escrow Warrants Shares.

                           (f) As soon as reasonably practicable after the earlier of (i) twenty-four (24) months from the Closing Date, or (ii) the effective date of the GCA Registration Statement, the Escrow Agent shall return to IBSS any remaining Additional Shares.

                           (g) On the Closing Date the Purchaser(s) shall be deemed to be the owner(s) of the IBSS Preferred Shares and the IBSS Warrants, and GCA shall be deemed the owner of the IBSS Document Preparation Warrants.

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11. Binding Agreement      and (a) The parties shall be legally bound by the
Choice of Law              above terms and shall execute such further documents
                           as may be required to implement the provisions of this Agreement. Facsimile signatures shall be deemed to be original signatures. This Agreement may be signed in two or more counterparts.

                           (b) This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the state of Georgia and applicable Federal laws without regard to conflicts of laws, rules or principles. IBSS consents to the personal jurisdiction of any state or federal court located in Fulton County, Georgia for any litigation arising out of or in connection with this Agreement.

Integrated Business Systems, Inc.

By: /s/ George E. Mendenhall                      Date:    December 24, 2003
    --------------------------------                    -----------------------
    George E. Mendenhall, CEO

Generation Capital Associates

By: /s/ Fred A. Brasch                            Date:    December 24, 2003
    --------------------------------                    -----------------------
    Fred A. Brasch, CFO

Escrow Agent

/s/ David A. Rapaport                             Date:    December 24, 2003
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    David A. Rapaport

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